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                                                                    Exhibit 23.1


To:  The Securities and Exchange Commission
RE:  Vista Exploration Corporation



                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Bail Corporation (now known as Vista Exploration Corporation) on Form SB-2/Amendment 1 of our report dated July 3, 2001 for the year ended March 31, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.
Denver, Colorado
November 29, 2001